UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 7, 2017
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

GAIN Capital Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) via webcast on Friday, July 7, 2017. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of three (3) Class I directors to serve until the Company’s 2020 Annual Meeting of Stockholders, or until their successors shall have been duly elected and qualified;

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

•	an advisory vote on the Company's executive compensation; and

•	an advisory vote on the frequency with which stockholders will have an advisory vote on executive compensation.

At the close of business on May 10, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 48,020,533 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The holders of 43,954,683 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The following are the voting results on each matter submitted to the Company’s stockholders. At the Annual Meeting, (i) each nominee for election as a Class I director was elected, (ii) the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2017 was ratified, (iii) the Company's executive compensation was approved, on an advisory basis, and (iv) the advisory vote on the frequency with which stockholders will have an advisory vote on executive compensation approved a frequency of every three (3) years.

Proposal 1. Election of Class I Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Peter Quick	22,256,129	12,515,245	27,449	9,155,860
Glenn H. Stevens	27,118,345	7,651,029	29,449	9,155,860
Thomas Bevilacqua	27,087,603	7,683,771	27,449	9,155,860

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,918,316	21,993	14,374	-

Proposal 3. Advisory Vote on Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,363,826	401,378	33,619	9,155,860
Proposal 4. Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
14,003,293	21,503	20,759,486	14,541	9,155,860

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 13, 2017

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Diego Rotsztain
EVP and General Counsel